EXHIBIT 99.1
Citizens, Inc. Reports First Quarter 2026 Financial Results

•Total revenues of $59.7 million in Q1 2026, up 7% from $55.7 million in Q1 2025.
Adjusted total revenues of $58.7 million, from $58.5 million in Q1 2025.
•Net income of $2.3 million in Q1 2026, from $1.6 million loss in Q1 2025.
Adjusted net income of $1.3 million in Q1 2026, from $1.0 million in Q1 2025.
•Book value per Class A share of $4.74 on March 31, 2026 increased from $4.37 on March 31, 2025.
Adjusted book value per Class A share of $6.48 on March 31, 2026, from $6.12 on March 31, 2025.

AUSTIN, TX – May 7, 2026 – Citizens, Inc. (NYSE: CIA), a leading diversified financial services company specializing in life, living benefits, and final expense insurance, today reported results for the first quarter ended March 31, 2026.

“We delivered another quarter of strong revenue and net income performance, demonstrating consistent and repeatable execution against our strategic roadmap. This is the fourteenth consecutive quarter of year-over-year growth in first year premiums, driven by our expanding sales force and innovative products,” said Jon Stenberg, President and Chief Executive Officer. “Targeted investments in our strategic roadmap reinforce our leadership and are designed to deliver clear growth of premiums and adjusted book value per share. Additionally, we remain fully committed to sustainable profitable growth and capital management, as evidenced by our positive annual net cash from operations every year since 2004, and remain committed to extending this track record.”

“Looking ahead, we expect revenue and profit growth for the full year 2026. As our recurring revenue base continues to scale, we expect long-term EPS expansion through revenue growth and operating leverage. We have strengthened every element of our value proposition. We believe we’re well positioned to drive long-term value creation for both our customers and shareholders, supported by our robust global business model, disciplined execution, and favorable demographic tailwinds worldwide. Our competitive advantages in expanding niche markets worldwide, rapidly growing our sales force, and expertise in profitable product development reinforce our positive outlook,” concluded Stenberg.

Recent Business Highlights
•Increased global network of producing agents, up 5% since March 31, 2025.
•Direct insurance premiums of $43.9 million in Q1 2026, up from $42.4 million in Q1 2025, driven by sales of our new product offerings and expanded distribution in our Domestic Insurance segment.
•Direct renewal premiums growth in Q1 2026, driven by strong first year sales in prior years leading to a higher number of policies paying renewal premiums in the first quarter of 2026.
•First year premiums have increased year-over-year for fourteen consecutive quarters.

First Quarter 2026 Financial Results
•Total revenues of $59.7 million in Q1 2026, up 7% from $55.7 million in the year-ago quarter. Adjusted total revenues, which excludes investment related gains (losses), of $58.7 million in Q1 2026, increased from $58.5 million in the year-ago quarter.
•Net income of $2.3 million in Q1 2026, increased from $1.6 million loss in Q1 2025. Adjusted net income of $1.3 million in Q1 2026, from $1.0 million adjusted net income in Q1 2025.
•Total assets of $1.7 billion, cash and cash equivalents of $18.5 million and no debt at March 31, 2026.
•Book value per Class A share of $4.74 on March 31, 2026, increased 8% over the year-ago period. Book value per Class A share excluding accumulated other comprehensive income (loss) (AOCI) of $6.48 on March 31, 2026 increased 6% over the year-ago period. The Company has achieved thirteen consecutive quarters of book value per Class A share growth.

Total revenues of $59.7 million in Q1 2026, increased from $55.7 million in the year-ago quarter. The primary factor that drove this was a $3.9 million increase in investment related gains and losses, reflecting the absence of the BlackRock write-down recorded in the prior year period. Excluding investment related gains (losses), adjusted total revenues of $58.7 million in Q1 2026, increased from $58.5 million in Q1 2025 driven by improvements in insurance premium revenue and other income related to the issuance of supplemental contracts.

Total benefits and expenses decreased to $57.3 million in Q1 2026, from $57.4 million in the same year-ago quarter. The decrease was driven by lower surrender benefits paid and decreases in future policy benefits reserves and commissions in our International Insurance segment due to mix of our product sales. The decreases were partially offset by higher general expenses in Q1 2026 associated with continued investment in supporting the growth of our business. Matured endowment benefits increased slightly in Q1 2026 compared to year-ago quarter. These maturities were contractually expected and reached their highest level in 2025; the Company expects reduced levels of maturities starting during the remaining quarters of 2026 and over the next few years as fewer of these contracts expire.

Net income of $2.3 million in Q1 2026, or $0.04 income per fully diluted Class A share, up from $1.6 million loss, or $0.03 loss per fully diluted Class A share, in Q1 2025. Adjusted net income of $1.3 million, or $0.03 adjusted income per fully diluted Class A share, in Q1 2026, increased from $1.0 million adjusted net income, or $0.02 adjusted income per fully diluted Class A share, in the year-ago quarter. Adjusted net income excludes investment related gains (losses), income tax, and discrete items.

The definitions of Non-GAAP information and comparable GAAP information is included in the Explanatory Notes on Use of Non-GAAP Measures section and defines and reconciles measures not presented in accordance with generally accepted accounting principles (“GAAP”) (a “non-GAAP Financial Measure”).

Investments
Net investment income of $17.3 million for Q1 2026, from $17.4 million in the same year-ago quarter. Total investment income increased for the three months ended March 31, 2026 compared to the same prior year period as we began investing in investment grade private placement credit, where we expect higher returns. This increase was outweighed by non-recurring fund fees due to underperformance of our middle market limited partnership investment. The average annualized yield on the investment portfolio was 4.54% in Q1 2026 from 4.52% in the prior year.

The carrying value of the Company’s total investment portfolio was $1.4 billion at March 31, 2026, relatively the same at March 31, 2025.

Cash Position
The Company had cash and cash equivalents of $18.5 million and no debt at March 31, 2026. Citizens reported $0.3 million net cash used in operating activities in Q1 2026, from $0.7 million net cash provided by operating activities in Q1 2025, primarily driven by matured endowment benefit payments, commissions, and general expenses supporting our business growth. Prior to this quarter, the Company has had positive annual net cash provided by operating activities every year since 2004, and expects positive net cash provided by operating activities for the remainder of 2026 as the level of our matured endowment benefit payments declines.

Key Growth Initiatives
Citizens’ strategic roadmap is designed to deliver sustainable growth in premiums, adjusted net income, and adjusted book value per share. Citizens’ key growth initiatives:
•Increase first year premium revenues
•Increase penetration in new and existing countries served
•Introduce products or major product enhancements
•Enhance agent and client servicing platforms that drive efficiency

About Citizens, Inc.

Citizens, Inc. (NYSE: CIA) is a diversified financial services company providing life, living benefits and final expense insurance and other financial products to individuals and small businesses in the U.S., Latin America, and Asia. Through its customer-centric growth strategy, Citizens offers innovative products to address the evolving needs of its customers in their native languages of English, Spanish, Portuguese, and Mandarin. The Company operates two primary segments: International Insurance, where the Company is a market leader in U.S. Dollar denominated life insurance, and Domestic Insurance, where it is growing in niche markets in the United States through its final expense products distributed through white-label and established distribution channels. Citizens' stock is included in the Russell 2000® and Russell 3000® indexes. For more information about Citizens, please visit the website at www.citizensinc.com and LinkedIn.

Explanatory Notes on Use of Non-GAAP Measures

In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), in this press release, the Company provides certain non-GAAP financial measures that we believe improve understanding the underlying business trends. Adjustments to GAAP measures generally apply to discrete events and items not indicative of our operating trends.

Adjusted Total Revenues is a non-GAAP measure that excludes investment related gains (losses) from total revenues. Management believes the adjusted total revenues metric is meaningful, as it allows investors to evaluate revenues generated by core business activities excluding items that are heavily impacted by investment market fluctuations.

Adjusted Income Before Federal Income Tax is a non-GAAP measure that is computed as pre-tax GAAP operating income with discrete adjustments that exclude investment related gains (losses), income (loss) from ceased businesses and other special items not indicative of operating trends. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods, by excluding items that are heavily impacted by investment market fluctuations and other economic factors that are not indicative of operating trends.

Adjusted Net Income is a non-GAAP measure that is derived by excluding the tax effected Adjusted Income Before Federal Income Tax adjustments described above. The provision for income tax related to adjusted after-tax income is calculated using our effective tax rate excluding discrete items.

Adjusted Income Per Share of Class A Common Stock Basic and Diluted is a non-GAAP measure that is defined as adjusted net income for the period divided by the weighted average number of basic and fully diluted shares of common stock outstanding for the period.

Adjusted Book Value Per Share of Class A Common Stock is a non-GAAP measure that is calculated by dividing actual Class A common stockholders’ equity, excluding AOCI, by the number of Class A common shares outstanding at the end of the period. Management believes this metric is meaningful, as it allows investors to evaluate underlying book value growth by excluding the impact of interest rate volatility.

Selected Consolidated Financial Data

As of and for the periods ended	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Balance sheet data
Total assets	$1,739,500	1,702,204
Total liabilities	1,500,832	1,484,065
Total stockholders' equity	238,668	218,139
Total direct insurance in force	5,454,754	5,282,585

Operating items
Direct insurance premiums	$43,932	42,350
Insurance premiums	39,938	39,797
Net investment income	17,304	17,377
Investment related gains (losses), net	984	(2,894)
Total revenues	59,720	55,652

Claims and surrenders	39,653	40,098
Other general expenses	13,372	12,693
Total benefits and expenses	57,346	57,439

Income (loss) before federal income tax	2,374	(1,787)
Federal income tax expense (benefit)	106	(164)
Net income (loss)	2,268	(1,623)

Per share data
Book value per share	$4.74	4.37
Diluted income (loss) per Class A share	0.04	(0.03)

Definition of Reported Segments
The Company is comprised of two operating business segments and other non-insurance enterprises as detailed below. The insurance operations are the Company's primary focus and are the lead income generators of the business.

International Insurance – Our International Insurance segment issues U.S. dollar-denominated ordinary whole life insurance and endowment policies predominantly to non-U.S. residents located principally in Latin America and the Pacific Rim. Our products in this segment are sold through independent agents.

Domestic Insurance – Domestically, we are licensed in 43 U.S. states and sell whole life final expense insurance and life insurance with living benefits and critical illness products. The Domestic Insurance segment provides life insurance policies marketed to middle- and lower-income households. These products are sold through independent agents and funeral homes.

Selected Segment Financial Data

As of and for the periods ended	Three Months Ended March 31,
(In thousands)	2026	2025
INTERNATIONAL INSURANCE
Balance sheet data
Total assets	$1,178,768	1,159,996

Operating items
Direct insurance premiums	$25,582	26,079
Insurance premiums	25,198	25,608
Net investment income	12,004	12,131
Investment related gains (losses), net	1,334	(2,766)
Total revenues	40,023	36,338

Claims and surrenders	32,111	33,034
Total benefits and expenses	36,418	36,533

Income (loss) before federal income tax	3,605	(195)

DOMESTIC INSURANCE
Balance sheet data
Total assets	$529,478	507,208

Operating items
Direct insurance premiums	18,350	16,271
Insurance premiums	14,740	14,189
Net investment income	5,113	5,059
Investment related gains (losses), net	(345)	(129)
Total revenues	19,515	19,126

Claims and surrenders	7,542	7,064
Total benefits and expenses	18,264	18,568

Income (loss) before federal income tax	1,251	558

GAAP to Non-GAAP Reconciliations

Reconciliation of Adjusted Total Revenues

For the periods ended	Three Months Ended March 31,
Unaudited (In thousands)	2026	2025
Total revenues	$59,720	55,652
Less:
Investment related gains (losses)	984	(2,894)
Adjusted total revenues	$58,736	58,546

Reconciliation of Adjusted Income Before Federal Income Tax

For the periods ended	Three Months Ended March 31,
Unaudited (In thousands)	2026	2025
Income (loss) before federal income tax	$2,374	(1,787)
Less:
Investment related gains (losses)	984	(2,894)
Adjusted income before federal income tax	$1,390	1,107

Reconciliation of Adjusted Net Income

For the periods ended	Three Months Ended March 31,
Unaudited (In thousands)	2026	2025
Net income (loss)	$2,268	(1,623)
Less:
Investment related gains (losses)	984	(2,894)
Income tax impact	(44)	266
Adjusted net income	$1,328	1,005

Reconciliation of Adjusted Income Per Share of Class A Common Stock

For the periods ended	Three Months Ended March 31,
Unaudited (In thousands, except per share amounts)	2026	2025
Basic and diluted adjusted income per share:
Adjusted net income	$1,328	1,005
Weighted average shares of Class A outstanding - basic	50,308	49,908
Weighted average shares of Class A outstanding - diluted	51,580	50,912

Basic adjusted income per share of Class A common stock	$0.03	0.02
Diluted adjusted income per share of Class A common stock	$0.03	0.02

Reconciliation of Stockholders' Equity and Book Value per Class A Common Share

	As of March 31,
Unaudited (In thousands, except per share data)	2026	2025
Stockholders' equity, end of period	$238,668	218,139
Less: Accumulated other comprehensive income (loss) (AOCI)	(87,483)	(87,074)
Stockholders' equity, end of period, excluding AOCI	$326,151	305,213

Book value per Class A common share - diluted	$4.74	4.37
Less: Per share impact of AOCI	(1.74)	(1.75)
Book value per Class A common share - diluted, excluding AOCI	$6.48	6.12

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "believe," "project," "intends," "continue" or comparable words. Such forward-looking statements may relate to the Company’s expectations regarding its business performance, operational strategy, capital expenditures, technological changes, regulatory actions, and other financial and operational measures. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

Citizens, Inc. Investor Relations Contacts
Darrow Associates Investor Relations
Jeff Christensen and Matt Kreps
Email: CIA@darrowir.com (Jeff and Matt)
Phone: 703-297-6917 (Jeff) and 214-597-8200 (Matt)